SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                                 June 16, 2003
    -----------------------------------------------------------------------
               Date of Report (Date of earliest event reported)


                       Hayes Lemmerz International, Inc.
    -----------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


        Delaware                       000-50303              32-0072578
--------------------------------   -----------------      -------------------
(State or other jurisdiction of     (Commission File      (I.R.S. Employer
 incorporation or organization)      Number)              Identification No.)


              15300 Centennial Drive, Northville, Michigan 48167
           --------------------------------------------------------
              (Address of principal executive offices) (Zip Code)


                                (734) 737-5000
             -----------------------------------------------------
             (Registrant's telephone number, including area code)


                                Not Applicable
        --------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

Item 12.      Results of Operations and Financial Condition.

         On June 16, 2003, Hayes Lemmerz International, Inc. (the "Company") issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing its financial results for the first fiscal quarter ended April 30, 2003.

Item 7(c).    Exhibits.


Exhibit No.     Exhibit

99.1            Press release of the Company dated June 16, 2003.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 HAYES LEMMERZ INTERNATIONAL, INC.


                                 By:  /s/ Patrick C. Cauley
                                      -----------------------------
                                      Patrick C. Cauley
                                      General Counsel & Secretary

Dated: June 16, 2003

                                 EXHIBIT INDEX

Exhibit No.       Description

99.1              Press release of the Company dated June 16, 2003.

                                                                    EXHIBIT 99.1
Contact:
Marika P. Diamond
Hayes Lemmerz International, Inc.
734.737.5162


Hayes Lemmerz International Reports Increased Sales and Improved Operating Profitability for Fiscal Quarter Ended April 30, 2003

Northville, MI (June 16, 2003) -- Hayes Lemmerz International, Inc. (OTC: HAYZ), today reported higher sales and improved operating income for the first fiscal quarter ended April 30, 2003, as compared to the first quarter of fiscal 2002.

The Company, the world's largest supplier of wheels to the automotive industry, reported first quarter net sales of $515.3 million, up 5.9% percent from $486.7 million a year earlier. First quarter earnings from operations were $1.3 million, compared with a year earlier loss from operations of $14.6 million.

The Company had a net loss of $22.6 million for the first fiscal quarter of 2003, compared with a year earlier net loss of $587.4 million. The prior year net loss included a non-cash charge of $554.4 million resulting from a cumulative effect of a change in accounting principle. The prior period net loss before the cumulative effect of change in accounting principle was $33.0 million. Adjusted EBITDA for the first fiscal quarter ending April 30, 2003 was $53.3 million compared to Adjusted EBITDA of $50.1 million in the first quarter of 2002, an increase of $3.2 million. For a reconciliation of Adjusted EBITDA to net loss and a description of the purposes for which we use Adjusted EBITDA, see "Reconciliation of Net Loss to Adjusted EBITDA" attached hereto.

"Our increasing sales and continued progress toward improved profitability demonstrates the dedication and focus of our people," said Curtis J. Clawson, Chairman, President and Chief Executive Officer. "To have achieved higher sales and improved operating profits at a time when North American vehicle production during our first quarter was down approximately three percent, testifies to the strength of the new Hayes Lemmerz."

Hayes Lemmerz emerged from its Chapter 11 reorganization on June 3, 2003. The results for the first fiscal quarter reflect operations while the Company was still in Chapter 11, including $13.1 million of reorganization-related items and $17.0 million of interest on the Company's debtor-in-possession financing pre-petition secured credit financing arrangement and foreign debt obligations. With its emergence from Chapter 11, the Company now has a more manageable capital structure and a reduced level of debt.

"We have emerged from our Chapter 11 reorganization with a healthy balance sheet, greatly strengthened operations, and excellent relationships with our customers - almost every major vehicle manufacturer in the world," Mr. Clawson said.

During the reorganization, Hayes Lemmerz revamped its management team, closed inefficient manufacturing plants, cut operating costs and won new business in competitive situations.

Hayes Lemmerz International, Inc. is the world's leading global supplier of automotive and commercial highway wheels, brakes, powertrain, suspension, structural and other lightweight components. The Company has 43 plants, 3 joint venture facilities and 11,000 employees worldwide.

More information about Hayes Lemmerz International, Inc. is available at our website which is www.hayes-lemmerz.com.

This press release includes forward looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations and beliefs concerning future events that involve risks and uncertainties which could cause actual results to differ materially from those currently anticipated. All statements other than statements of historical facts included in this release are forward looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward looking statements include the factors set forth in our periodic reports filed with the SEC. Consequently, all of the forward looking statements made in this press release are qualified by these and other factors, risks, and uncertainties.

               HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES

                  RECONCILATION OF NET LOSS TO ADJUSTED EBITDA
                              (Millions of dollars)


                                                                                      Three         Three
                                                                                      Months        Months
                                                                                      Ended         Ended
                                                                                    April 30,     April 30,
                                                                                      2003          2002
                                                                                   (Unaudited)   (Unaudited)

                                                                                   ($ millions) ($ millions)
        Net loss                                                                   $  (22.6)       (587.4)
          Interest expense, net                                                        17.0          16.8
          Income tax expense                                                            5.9           0.9
          Minority interest                                                             1.0           0.7
          Cumulative effect of change in accounting principle                           --          554.4
                                                                                   ------------ --------------
        Earnings (loss) from operations                                                 1.3         (14.6)
          Depreciation and amortization                                                34.8          33.5
                                                                                   ------------ --------------
        EBITDA                                                                         36.1          18.9
          Reorganization items                                                         13.1          22.5
          Asset impairments and other restructuring charges                             4.1           7.2
          Other items                                                                   --            1.5
                                                                                   ------------ --------------
        Adjusted EBITDA                                                            $   53.3       $  50.1
                                                                                   =========== ===============

EBITDA, a measure used by management to measure operating performance, is defined as earnings (loss) from operations plus depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to exclude: (i) asset impairment losses and other restructuring charges; (ii) reorganization items;
(iii) loss on investment in joint venture; and (iv) other items (including charges to earnings classified in either cost of goods sold or marketing, general and administrative expense and relating primarily to operational consulting fees, severance costs and other amounts incurred in connection with certain of the new management team's initiatives occurring during the period). We reference these non-GAAP financial measures as a management group frequently in our decision-making because they provide supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors' historical operating performance. We base our forward-looking estimates on Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. In addition, incentive compensation for management is based on Adjusted EBITDA. Institutional investors generally look to Adjusted EBITDA in measuring performance, among other things. We are disclosing these non-GAAP financial measures in order to provide transparency to investors.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP and do not purport to be alternatives to operating income as indicators of operating performance or to cash flows from operating activities as measures of liquidity. Because not all companies use identical calculations, these presentations of EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow for management's discretionary use, as they do not reflect certain cash requirements such as interest payments, tax payments and debt service requirements.

               HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
                  (Debtor-in-Possession as of December 5, 2001)

                           CONSOLIDATED BALANCE SHEETS
                   (Millions of dollars, except share amounts)

                                                                                    April 30,   January 31,
                                                                                      2003          2003
                                                                                    ---------   -----------


                                                                                   (Unaudited)
              ASSETS
Current assets:
  Cash and cash equivalents...................................................     $    69.8    $    66.1
  Receivables.................................................................         307.5        276.6
  Inventories.................................................................         177.1        176.6
  Prepaid expenses and other..................................................          28.2         32.5
                                                                                   ---------    ----------
       Total current assets...................................................         582.6        551.8
Property, plant and equipment, net............................................         948.5        951.2
Goodwill......................................................................         198.3        191.3
Intangible assets.............................................................          98.0        102.6
Other assets..................................................................          52.8         49.7
                                                                                   ---------    ----------
       Total assets...........................................................     $ 1,880.2    $ 1,846.6
                                                                                   =========    ==========

              LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  DIP facility................................................................     $    61.4    $    49.9
  Bank borrowings and other notes.............................................          13.8         15.8
  Current portion of long-term debt...........................................          41.5         40.1
  Accounts payable and accrued liabilities....................................         280.4        268.7
                                                                                   ---------    ----------
       Total current liabilities..............................................         397.1        374.5
Long-term debt, net of current portion........................................          58.9         61.9
Pension and other long-term liabilities.......................................         337.7        334.4
Minority interest.............................................................          17.5         16.4
Liabilities subject to compromise.............................................       2,154.0      2,133.8
Commitments and contingencies
Stockholders' deficit:
  Preferred stock, 25,000,000 shares authorized, none issued
     or outstanding...........................................................          --             --
  Common stock, par value $0.01 per share:
     Voting-- authorized 99,000,000 shares; 27,708,419
      shares issued; 25,806,969 shares outstanding............................           0.3          0.3
     Nonvoting-- authorized 5,000,000 shares; 2,649,026 shares issued and
outstanding...................................................................          --             --
  Additional paid in capital..................................................         235.1        235.1
  Common stock in treasury at cost, 1,901,450 shares..........................         (25.7)       (25.7)
  Accumulated deficit.........................................................      (1,199.5)    (1,176.9)
  Accumulated other comprehensive loss........................................         (95.2)      (107.2)
                                                                                   ---------    ----------
       Total stockholders' deficit............................................      (1,085.0)    (1,074.4)
                                                                                   ---------    ----------
       Total liabilities and stockholders' deficit............................     $ 1,880.2    $ 1,846.6
                                                                                   =========    ==========

               HAYES LEMMERZ INTERNATIONAL, INC. AND SUBSIDIARIES
                  (Debtor-in-Possession as of December 5, 2001)

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   (Millions of dollars, except share amounts)

                                                                                       Three Months
                                                                                      Ended April 30,
                                                                                  ------------------------
                                                                                      2003         2002
                                                                                  ----------   -----------
                                                                                        (Unaudited)
           Net sales......................................................        $  515.3      $   486.7
           Cost of goods sold.............................................           463.6          441.6
                                                                                  ----------    ----------
             Gross profit.................................................            51.7           45.1
           Marketing, general and administration..........................            27.4           27.6
           Engineering and product development............................             6.3            5.0
           Asset impairments and other restructuring charges..............             4.1            7.2
           Other income, net..............................................            (0.5)          (2.6)
           Reorganization items...........................................            13.1           22.5
                                                                                  ----------    ----------
             Earnings (loss) from operations..............................             1.3          (14.6)
           Interest expense, net (excluding $28.7 million and
             $28.7 million not accrued on liabilities subject to
             compromise for the three months ended April 30, 2003
             and 2002)....................................................            17.0           16.8
                                                                                  ----------    ----------
             Loss before taxes on income, minority interest and                      (15.7)         (31.4)
               cumulative effect of change in accounting principle........
           Income tax provision...........................................             5.9            0.9
                                                                                  ----------    ----------
             Loss before minority interest and cumulative effect of                  (21.6)         (32.3)
               change in accounting principle.............................
           Minority interest..............................................             1.0            0.7
                                                                                  ----------    ----------
             Loss before cumulative effect of change in                              (22.6)         (33.0)
               accounting principle.......................................
           Cumulative effect of change in accounting principle,
               net of tax of $0...........................................              --         (554.4)
                                                                                  ----------    ----------
             Net loss.....................................................        $  (22.6)     $  (587.4)
                                                                                  ==========    ==========

           Basic and diluted net loss per share:
             Loss before cumulative effect of change in
               accounting principle.......................................        $   (0.79)    $   (1.16)
             Cumulative effect of change in accounting principle,
               net of tax.................................................              --         (19.49)
                                                                                  ----------    ----------
                 Basic and diluted net loss per share.....................        $   (0.79)    $  (20.65)
                                                                                  ==========    ==========